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February 6, 2001


                                  Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of VoiceStream Wireless Corporation of our report dated January 31, 2001 included in Powertel, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000, which report is included in the VoiceStream Wireless Corporation Form 8-K dated March 22, 2001.


                                        /s/ Arthur Andersen LLP

Atlanta, Georgia
March 22, 2001